EXHIBIT 10.52

EXECUTIVE COMPENSATION ARRANGEMENTS

Each year, the Compensation Committee of the Board of Directors considers whether to alter the base salary of our executive officers. In addition, the Compensation Committee determines whether to award our executive officers a bonus and/or a grant of restricted stock or stock options for the fiscal year, based on pre-established individual and corporate performance objectives.

Listed below are the salaries for our executive officers for fiscal 2006. Except as noted below for Harvey J. Berger, M.D., salaries for fiscal 2007 as well as bonuses and equity compensation in respect of fiscal 2006 have not yet been determined.

2006
Executive Officer	Salary

Harvey J. Berger, M.D.	$ 544,000
Chairman of the Board of Directors, Chief Executive Officer and President
Laurie A. Allen, Esq.	$ 309,000
Senior Vice President, Legal and Business Development, Chief Legal Officer and Secretary
David L. Berstein, Esq.	$ 309,000
Senior Vice President, Chief Patent Counsel
Timothy P. Clackson, Ph.D.	$ 309,000
Senior Vice President, Chief Scientific Officer
Edward M. Fitzgerald	$ 309,000
Senior Vice President, Finance and Corporate Operations, Chief Financial Officer and Treasurer
John D. Iuliucci, Ph.D.	$ 309,000
Senior Vice President, Chief Development Officer
Camille L. Bedrosian, M.D.	$ 309,000
Vice President, Chief Medical Officer
Richard W. Pascoe	$ 275,000
Vice President, Chief Commercial Officer

On March 6, 2007, upon recommendation of the Compensation Committee, the Board approved compensation for Harvey J. Berger, M.D. Dr. Berger’s annual base salary was increased from $544,000 in the fiscal year ended December 31, 2006 to $576,000 in the fiscal year ending December 31, 2007, effective January 1, 2007. Also, Dr. Berger was awarded 64,000 shares of the Company’s common stock and options to purchase 240,000 shares of the Company’s common stock, both under the Company’s 2006 Long Term Incentive Plan. The stock options have a term of ten years, vest 25% annually over four years, and have an exercise price of $4.64 per share, the closing price per share of the Company’s common stock on March 6, 2007.